Exhibit 99.7

HSE

Health and Safety Executive

CERTIFIED

Statement issued by the Health and Safety Executive (For a biocidal product only for export)

Statement Number: **BIO973**

Export of biocides to **United Arab Emirates**

This is to confirm that biocidal products intended to be freely made available on the market in Great Britain require authorisation under Regulation (EU) No 528/2012 as it has effect in Great Britain (hereafter referred to as the GB Biocidal Products Regulation or GB BPR). Biocidal products intended solely for export do not require such authorisation under the GB Biocidal Products Regulation. The product listed below on this statement has not been authorised to be made available on the market in Great Britain.

Product name: Medusa MP 001-ALC

Active substance(s): Didecyldimethylammonium chloride (CAS# 7173-51-5)

Certificate supplied to: Medusa SDP Holdings (United Kingdom) Limited
207 Regent Street
London
W1B 3HH
United Kingdom

Signed: S B Carey

R Bankes / S Carey / K Kenyon / C Brockbank (authorised signatories)

Date: 13 September 2022

On behalf of the Health and Safety Executive

Chemicals Regulation Division, Redgrave Court, Merton Road, Bootle, Merseyside, L20 7HS, United Kingdom

Email address: biocidesenquiries@hse.gov.uk

Additional information

1. The Health and Safety Executive, on behalf of the Secretary of State (as regards England), the Scottish Ministers (as regards Scotland) and the Welsh Ministers (as regards Wales), pursuant to agency agreements coming into force on 1 January 2021 authorises specifically formulated biocidal products for specific uses in Great Britain.

2. This product does not have authorisation under the GB Biocidal Products Regulation. .

3. This product cannot be made available on the market in Great Britain.

1

HSE
Health and Safety Executive

4. The Health and Safety Executive makes no representation as to the legal rights or obligations of whatever nature attaching to the above product, or, concerning the right of the Company to manufacture it.

5. The signatory is authorised by the Health and Safety Executive. Details may be verified with the Legalisation Section, Foreign and Commonwealth Office. Please visit https://www.gov.uk/get-document-legalised for further information.

6. The following information has been supplied by the applicant and has not been verified by the Health and Safety Executive:

Product name for export: Medusa MP 001-ALC

Manufacturer: Safapac Limited
4 Stapledon Road
Orton Southgate
Peterborough
PE2 6TB
United Kingdom

Consignor (manufacturer / exporter): Medusa SDP Holdings (United Kingdom) Limited
207 Regent Street
London
W1B 3HH
United Kingdom

Consignee (importer / distributor): Elegant Services
Office 201
Al Qaizi Building Salah al Deen Road
Deira
Dubai
United Arab Emirates

2

THE U N DE RS IGNE D AUT H ORITY C E R TIF I ES TH AT T H E GO O DS D ESCR IBE D AB OV E O RI GI N ATE I N THE CO U NTRY SHOWN IN BOX 3 WEST & NORTH YORKSHIRE CHAMBER OF COMMERCE West & North Yorkshire Chamber of Commerce ELECTRONIC CERTIFYING STAMP 25 Oct 2022 Certificate Number: FJ1411980 Authorised by H M Government ? 1 Consignor Medusa SDP Holdings (United Kingdom) Limited 3rd Floor Office 207 Regent Street London lflB 3HH United Kin dom 2 Con s ignee BEXANBT GENERAL TRADING L.L.C. Office 201, Al Qaizi Building !alah al Deen Road Deira Dubai United Arab Emirates No. FJ 1411980ORIGINAL 640927UAE UNITED KINGDOM CERTIFICATE OF ORIGIN 3 Country of Origin United Kingdom (England). 4 Tran s port details (OptionaQ 5 Remarks 6 It em num ber; mark s; num bers, number and kind of packages;description of goods MEDUSA MP. 001-ALC MEDUSA surface disinfectant (Custom Tariff Code: 3808 94 10 00) 6000 As per Invoice Number MED131721 dated 10/10/2022bottles of Medusa Surface Disinfcetant. 7 Quantity Quantity if not N ight: 500ml Bottles x 6,000 Units= 3,000Ltrs Place anddate of ,ssue: name, s,gnature and stamp of competent authority DTVXP 13026 Tamires Souza-Cichorz AUTHORISED SIGNATORY I!) ?.. UK-CMS50984-4235587·E Mercury Print &Packaging Ltd, Leeds West & North Yorkshire Chamber of Commerce uses the trading name Chamber International for dellvenng trading services

	Organization:	إدارة مختبر دبي المركزي Dubai Central Laboratory Department	الوحدة التنظيمية	
حكومة دبي GOVERNMENT OF DUBAI	Document Title:	TEST REPORT	عنوان الوثيقة:	بلدية دبي DUBAI MUNICIPALITY
	Doc Ref.	DM-DCLD-F-CP-2154	رقم الوثيقة:	

Request No.	CPTR-2022-0009725	**Report No.**	538967	**Test Start**	22.12.2022
Request Date	19/12/2022 12:03PM	**Report Date**	28/12/2022	**Test Completion**	28.12.2022

Customer Information

Name:	HEXAMET GENERAL TRADING L.L.C
E-mail :	eserve@eim.ae
Contact no.	971568328155
Ref. No.	CPRE-2022-065740
Service Type	BUSINESS

Product Information

Name	MEDUSA - Surface Disinfectant
Brand	MEDUSA
Manufacturer	others
Date of Manufacturer	28/04/2022
Country of Origin	United Kingdom
Batch / Lot.	SL280422A
Barcode	5065014477007
Quantity	1
Volume	100 ml
Active Ingredients	Propan-2-ol
Dilution condition	Direct
Condition of use	-



Laboratory Information

Name:	Dubai Central Laboratory Department
Address & Contact	Al Karama area, Dubai, United Arab Emirates, Tel. No.: 00971-4-3027007, E-mail: LABS@dm.gov.ae Website: www.dm.gov.ae,

Important Links

Service Information	Laboratory Location	Report Authentication

Date of Issue :	23/09/2022	Rev No.: 1
Open Data / بيانات مفتوحة	Level of confidentiality / درجة السرية	Page 1 of 3

P.O. Box 67 Dubai, Tel. No.: 00971-4-3027007, Fax: 00971-4-3362696 E-mail: info@dm.gov.ae Website: www.dm.gov.ae

Document ref. DM-DCLD-F-CP-2154 Report number. 538967

LB-TEST-205

Microbiology tests

Experimental conditions	
Product diluent	Not Applicable
Contact time	5 Minutes
Test temperature	20 Deg C
Interfering substance	3 % Bovine Albumin
Incubation temperature	37 Deg C
Neutralizer	Dey-Engley Neutralizing Broth

S/N	Test Method	Test Parameters	Test Suspension	Final Count (CFU/ml)	Bactericidal Effect (Log Reduction)	Specification Limit	Bactericidal Efficacy (%)
1	Quantitative Suspension Test for Evaluation of Bactericidal Activity of Chemical Disinfectants and antiseptics (BS EN 1276/2019)	Staphylococcus aureus ATCC 6538	7.39	2.15	5.24	≥ 5	99.99943
		Escherichia coli ATCC 10536	7.36	2.15	5.21	≥ 5	99.99939
		Pseudomonas aeruginosa ATCC 15442	7.35	2.15	5.20	≥ 5	99.99938
		Enterococcus hirae ATCC 10541	7.40	2.15	5.25	≥ 5	99.99945

Report summary

Test requested	Conclusion	Observation
Quantitative Suspension Test for Evaluation of Bactericidal Activity of Chemical Disinfectants and antiseptics (BS EN 1276/2019)	COMPLIED	Based on EN1276:2019 the tested product possesses bactericidal activity in 5 minutes at 20 deg C under dirty condition

Date of Issue : 23/09/2022	Rev No: 1
Open Data / بيانات مفتوحة Level of confidentiality / درجة السرية	Page 2 of 3

P.O. Box 67 Dubai, Tel. No.: 00971-4-3027007, Fax: 00971-4-3362696 E-mail: info@dm.gov.ae Website: www.dm.gov.ae

Document ref. DM-DCLD-F-CP-2154 Report number. 538967

NOTE:

- The results contained herein apply only to the sample submitted and to the specific tests carried out and to the product information provided by the customer.
- Customer and Product information are provided by the customer and the Laboratory is not responsible for it.
- (*) Indicates that the test is not accredited by EIAC.
- (**) Indicates Halal Tests accredited by EIAC (EIAC Certification HBN-TEST-001).
- Labeling and shelf life requirements of food products are not part of the test.
- For microbiological results in consumer products, the data on the performance of the method used, which includes information about the variability associated with the reported result is available upon request.
- The expanded uncertainty is based on a coverage factor k=2, at a confidence level of 95%.
- Abbreviation indications: SN = Serial Number, DM= Dubai Municipality, DCLD = Dubai Central Laboratory Department, NA = Not Applicable, NC = Not Conducted, ND = Not Detected, NS=No Standard, , LOD= Limit of Detection, LOQ= Limit of Quantitation, LOR = Limit of Reporting, Uexp % = Expanded Uncertainty Percent.
- For report authentication do not hesitate to contact LABS@dm.gov.ae for any clarification.
- This report cannot be used for advertisement, campaign, and legal purpose without our permission.
- This report shall not be reproduced except in full and with the written approval of the laboratory.

The Uexp% (log10 CFU) for Microbiology parameters = 0.026602.

Remarks:

NIL

This is a system generated and electronically approved report by Consumer Products and Commodities Laboratory Section Manager

-END OF REPORT-

Date of Issue :	23/09/2022	Rev No. 1
Open Data / بيانات مفتوحة	Level of confidentiality / درجة السرية	Page 3 of 3

P.O. Box 67 Dubai, Tel. No.: 00971-4-3027007, Fax: 00971-4-3362696 E-mail: info@dm.gov.ae Website: www.dm.gov.ae

Fraunhofer
IGB

FRAUNHOFER INSTITUTE FOR INTERFACE AND BIOPROCESS ENGINEERING IGB

Progress Report

Experiment on surface disinfection without mechanics - work package 2 (10 days)

Innovation field virus-based technologies
Fraunhofer Institute for Interfacial and Biochemical Engineering IGB
Nobelstrasse 12
70569 Stuttgart

Project partners:
CS Diagnostics GmbH
CS Interpharm LLC

19. Mai 2022

Contents

1 **Introduction.** **1**

2 **Experimental procedure** **1**

Results. **3**

3 Work package 2 3

3.1 Sample preparation. 3

3.2 Phi6. 5

4 **Summary.** **6**

5 **Sources.** **7**

Fraunhofer IGB

2 | 7

Fraunhofer IGB 3 | 7 Introduction 1 Introduction To check the effectiveness of a surface disinfectant developed by CS Diagnostics, a surface disinfection test based on the VAH (Association for Applied Hygiene) was carried out. Representative test organisms were used per test, an enveloped virus (Phi6) . In this interim report the results from work package 2 (WP2, 10 days incubation) are presented, in which a possible virucidal effect was tested on two formulations, each in one concentration. 2 Experimental procedure Small stainless steel plates, Ø 15 mm, served as model surfaces. In preparation, the test surfaces were cleaned with a universal cleaner and placed in isopropanol (70% by volume). Finally, the plates were washed in ultrapure water and dried at 70 °C. The pathogens used were cultivated according to the optimum growth conditions. To simulate a surface impregnated with the newly developed disinfectant, the test areas were standardized sprayed perpendicularly to the surface at a distance of 20 cm with one pump at a time. The amount of disinfectant applied was 5.9 µl/cm² (SD 2.9 µl). As a control, phosphate-buffered saline (PBS) was sprayed onto the slides. After the stainless steel plates had been coated, the plates were stored in sterile 12-well plates at room temperature for ten days until further use. A total of 12 slides were prepared for each organism: Three plates each with test solution A4 (MEDUSA with alcohol) and B4 (MEDUSA without alcohol), another six plaques were treated with control solution (PBS) as reference. 20 cm Figure 1: Schematic representation of the standardized spraying process.

Fraunhofer IGB 4 | 7 In order to test the virucidal effect of test solution A4 or B4, after ten days on a metal surface, 50 ÿl of the test organisms were dropped onto the plates and incubated for 15 minutes at room temperature. Disinfection was stopped by adding 1 ml of neutralization buffer, serially diluted and plated. The culture media for determining pathogen growth were incubated for 24 h at 37 °C ± 1 °C (P. syringae 25 °C ± 1 °C). The disinfecting effect was determined based on the reduction of the plaque forming units (PFU) for viruses, compared to the untreated sample. Neutralization buffer controls were performed to evaluate the effectiveness of neutralization and to rule out possible influences of the buffer on the samples. These results can be found in the report on work package I. For the evaluation, the number of remaining PFU for viruses in at least three biological replicates were counted and compared to an untreated control (PBS). If at least four log reductions for viruses could be demonstrated for the selected test concentration and test time, the surface disinfectant can be designated as virucidal under the set parameters. Experimental procedure Table 2: Neutralization solution neutralization solution polysorbate 80 30 g/l lecithin L-cysteine 3 g/l 1 g/l H20 ad 1000 ml

Fraunhofer IGB 5 | 7 3 Results Work package 2 In work package 2, the virucidal effect of a surface sprayed with disinfectant was examined after ten days. 3.1 Sample preparation Test solution A4 (MEDUSA with alcohol) required 12 minutes and test solution B4 (MEDUSA without alcohol) 30 minutes to dry. In the case of test solution B4 foam formation was observed after the spraying process. 3.2 Phi6 Phi6 belongs to the enveloped RNA viruses with a segmented double-stranded genome. Phi6 is very similar to SARS-CoV-2 in terms of particle size, external structure and type of genome. Phi6 is therefore an ideal model virus for virological studies. Compared to other surrogate viruses, Phi6 is a bacteriophage which can only infect bacteria and poses no danger to humans, animals or plants. Results

Fraunhofer IGB 6 | 7 Test solutions: For the test solutions A4 and B4, more than four log reduction could be determined after ten days, therefore surfaces that were sprayed with the test solution A4 or B4 can be designated as limited virucidal (disinfectants that only inactivate enveloped viruses). Summary Phi6 107 106 105 PFU 104 103 102 101 100 A4 B4 A4 control B4 control Figure 5: Proof of efficacy for the test organism Phi6 (10 days incubation period). Total number of CFU counted (Y-axis) for each test solution and controls (X-axis). 4 Summary In summary, a disinfecting effect on the SARS-CoV-2 surrogate virus Phi6 could be determined after ten days for an impregnated, metallic surface with test solution A4 or B4. The log reduction in PFU compared to the untreated control was more than six log levels and therefore met the required reduction for the designation "limited virucidal".

Fraunhofer IGB 7 | 7 Sources 5 Sources [1] RKI guide - Staphylococcal diseases, especially infections caused by MRSA [https://www.rki.de/DE/ Content/ Infekt/EpidBull/Merkblaetter/Ratgeber_Staphyl okokken_MRSA.html;jsessionid=5BD3D0C5405FC570A47E43E03DCB4A7C.in ternet092#doc2373986bodyText2] [2] [https://www.rki.de/DE/Content/Infekt/Antibiotikaresistenz/nosokomiale_Errege r/Pseudomonas.html] [3] https://flexikon.doccheck.com/de/Candida_albicans

> ia 1' Lo"' >J , ... '"!'· · · ua Middle East Testing Services L.L.C. ?I I k TEST REPORT Report No: METS-R 13135/2022 Sample ID Sample Receiving Date Reporting Date Date of Analysis Tested by Issue No Sample Information: Sample Description Brand Production Date Expiry Date Batch No Country of Origin : METS-S22-13135 : 16/12/2022 : 09/02/2023 : 16/12/2022-03/02/2023 :AV : 01 (Re-Issue Date: NG) : Medusa-Surface Disinfectant : Medusa : 28/04/2022 : 04/09/2024 : SL280422A :UK Details of present study and findings Objective: To study the anti-viral activity of submittedsampleinaccordance with BS EN 14476:2019. Conclusion:On the basis of the resultsit can be concludedthat the test specimen has Virucidal activity 4.31 log reduction against Influenza Virus (VR-1469) (Refer Page No. 2 and 3 for more details) Prepared by Mier Biological ScienceDivision(BSD) EmployeeCode: METS AJ EC 229 Verified by Team Head' Biological Science Division (BSD) EmployeeCode: METS AJ EC 200 N z0 Q) ::, (/) ..!!2 0 --=:t' LL 0::: E 0 LL Page 1 of 3 AJMAN.U.A.E. ABU DHABI.uA.E. DOHA. QATAR +911 s 744 5538 +9112 444 2353 +974 77525010 E-mail: lab@metslab.com ClientI Establishment : M/s. Medusa Sdp Holding (UnitedKingdom) Limited

... "'!' J-:!- · ·'.) uo > ;. " Lo ;J ,Middle East Testing Services L.L.C.?AJ MAN . U. A.E I ABU DHABI.U.A.E.I DOHA. QATAR+ 974 77825070+911s 744 5538 E-mail: lab@ metslab .com + 9 71 2 44 4 2353 E Result of Virucidal Efficiency Testing: Report No.: METS-R 1313520/ 22 Date of Analysis: 16/12/2022-03/02/2023 Reference culture Influenza Virus (VR-1469)Clean condition 0.3 Q/L: Bovine SerumAlbuminProduct TestConcentration NeatIncubation temoerature 36°Clnterferinasubstance Albumin Bovine 0.3a/I (clean conditions)Neutralization method Dilution methodGrowth medium MEM 10% FCSMaintenance medium MEM 2% FCSTest Temperature 20°cActive substance AlcoholContacttime: 2 minutes N z0 <l) ::, C> -.:t" LL 0::: 0 LL Page 2 of 3 Test Contact Time Dilution (Log10) LogTCIDso/mL 1 2 3 4 5 6 7 8 Virus Control (No) 2 minuet s 4444 44444444444444444444444444444333433330003300000000000000 0000 5.81 Product 2 minutes tttt t t t t 0000000000000000000000000000000000000000000000000000 0000 1.50 Cytotoxic Effect - t t t t t t t t 0000000000000000000000000000000000000000000000000000 0000 1.50 Clean Condition Time of Exposure-2minutesTest Microorganism Test Method LogTCIDso/mL Control (Log No) LogTCIDso/mL Product (Log Na) Virucidal Activity (L ogRdn) Specification limit(BS EN 14476: 2019)Influenza Virus (VR-1469) BS EN 14476 5.81 1.50 4.31 ;::4

AJMAN ? U.A.E. I ABU DHABI ? U.A.E.I DOHA. QATAR+9 74 11825010?+911 s7 4 4 5538 +9112 444 2353 E-mail: lab@ metsl ab. com '- ?P·P· uA > .i U L-4 > ;.J ,... ua1f J-.:! Middle East Testing Services L.L.C. Report No.: METS?R 13135/2022 Image of the tested sample The above test results are only applicable to the sample (s) referred above. This report shall not be reproduecd except in full,without the written approval of METS laboratory. For further clarification of reports, pleasecontactqc@metslab.com -End Report- N z0 a., ::, C) "<t" LaL::: E 0 LL Page 3 of 3

MEDUSA ' is a Surface Disinfectant Product (SOP) kills 99.999% of Bacteria and Enveloped Viruses including SARS-CoV-2-like and Influenza viruses. MEDUSA· can be used in CD Homes @ Offices ® Schools © Hotels ® Restaurants ® Bars0 Aircrafts ® Public transport ® Stadiums. Directions for use 0 Turn the red nozzle to the open position 8 Lightly mist desired surface at a distance of 20 cm 8 Wipe surface with a clean cloth and allow MEDUSA to dry completely 0 After applying, use tap water to clean spillages and dirt 0 For OJ proven lasting use the MEDUSA Test Kit to check surfaces every 3 to 5 days. Suitable for use on Tables; Seating; Door handles; Touchscreens; Toilet seats; Baths and Taps; Refrigerators; Changing mats; Highchairs; Desks; Windows; Mirrors; Fabrics; Bins; Food contact surfaces; Painted or Varnished surfaces. **Storage:** Keep out of reach of children. Store at room temperature, keep out of direct sunlight and away from food and drink.

Keep only in the original container. **Warnings and Precautions:** Flammable liquid and vapour. Do not store or use near heat, open flame, sparks, and other ignition sources. Use in a well-ventilated space. Avoid inhalation and eye contact. Causes skin and serious eye irritation. **First Aid:** • If inhaled, move person to a well-ventilated present. If eye irritation persists, seek medical advice • If swallowed , rinse mouth with water. Do not induce vomiting. Seek immediate medical advice/attention • If skin contact, wash immediately with plenty of water and area. • If contact with the eyes, rinse cautiously with water for several minutes. Remove contact lenses if soap. If skin irritation or rash occurs, seek medical advice/attention.

Ingredients include: Propan-2-ol, Didecyldimethylammonium Chloride, Benzalkonium Chloride, Polyquat DMNE and Water (Ultra clean). Manufactured in United Kingdom.

MEDUSA

PRODUCT INFORMATION SHEET

MEDUSA - Alcohol Based

Surface Disinfectant Solution

Version_1



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CS INTERPHARM GENERAL TRADING CO. L.L.C.
www.csinterpharm.ae
Bay Square, B2, Office No. 809, Business Bay, P.O. Box 9354, Dubai, UAE
Tel. No. +971 4 559 6268, Fax No. +971 4 513 6018
سي اس انتربارم للتجارة العامة ذ.م.م
الخليج التجاري، مربع الأعمال، بناية رقم 2، مكتب رقم 809، دبي، الإمارات العربية المتحدة
هاتف: 045596268 فاكس: 045136018

CS INTERPHARM GENERAL TRADING CO. L.L.C.www.csinterpharm.ae Bay Square, B2, Office No. 809, Business Bay, P.O. Box 9354, Dubai, UAE Tel. No. +971 4 559 6268, Fax No. +971 4 513 6018 ? ?? ? ? ? ? ? ? ? ? ? ? ? ? ?? ? ??? ? ?? ?. ?. ? ? ? ? ? ? ?? ? ? ? ? ??? ? ?? ? ? ?? ? ? ?809 ? ? ? ? ?? ? ?2 ? ? ? ? ?? ? ? ? ?? ? ? ?? ? ?? ?? ? ? ? ? ??? ? ? ? ? ??045136018 : ? ??? 045596268 : ? ? ?? 1 Description: MEDUSA offers top-tier disinfectant solutions tailored for diverse environments, including homes, offices, hospitality venues, general public spaces, and healthcare facilities. MEDUSA alcohol-based formula ensures powerful antimicrobial protection tailored to provide 99.99% results. The product is available in various pack sizes: 30ml, 100 ml, 500 ml, 750 ml, 1000 ml, as well as available to be supplied in bulk starts with 5 litre pack. Key Features: ? Bactericidal, Fungicidal, Virucidal ? Direct application on different surfaces ? Alcohol based formulation for quick killing of bacteria and viruses ? Advanced formula with optimum pH 5 to 7 ? European quality manufacturing ? Check presence of MEDUSA using MEDUSA strips ? Recyclable bottle and trigger Active Ingredients: Propane -2-ol (Propanol): Propanol is colourless, highly volatile, and flammable liquid. Propanol is rapidly effective against various pathogens. It is also well tolerated by humans when applied to the skin. Di-decyl di-methyl Ammonium Chloride: It is a fungicide, an antiseptic for wood and other surfaces and disinfectant for cleaning. 1. Benzalkonium Chloride: It is quaternary ammonium compound used in the pharmaceutical and chemical industry as an antimicrobial preservative, antiseptic, and disinfectant. 2. Polyquat DMA/E 50: The non-irritating ingredient enduring biocidal properties, and effectively removing both organic and inorganic residues. Physical Properties: Property/ Parameter DescriptionState Liquid Colour Colourless/ TransparentOdour Mild pH 5.00 ? 7.00 Shelf Life: The expiry date is 24 months. The shelf life was defined according to the stability and primary packaging (compatibility) test results and the knowledge and experience on the product and/or similar formulas.

CS INTERPHARM GENERAL TRADING CO. L.L.C.www.csinterpharm.ae Bay Square, B2, Office No. 809, Business Bay, P.O. Box 9354, Dubai, UAE Tel. No. +971 4 559 6268, Fax No. +971 4 513 6018 ? ?? ? ? ? ? ? ? ? ? ? ? ? ? ?? ? ??? ? ?? ?. ?. ? ? ? ? ? ? ?? ? ? ? ? ??? ? ?? ? ? ?? ? ? ?809 ? ? ? ? ?? ? ?2 ? ? ? ? ?? ? ? ? ?? ? ? ?? ? ?? ?? ? ? ? ? ??? ? ? ? ? ??045136018 : ? ??? 045596268 : ? ? ?? 2 Quality Assurance: Every batch of MEDUSA undergoes rigorous testing to verify its effectiveness and safety, complying with the latest EU standards for biocidal products. Handling Instructions: Precautions for use: Safety data sheet available on request. Read label before use. Inflammable liquid, keep away from direct heat and sunlight. Keep out of reach and sight of children. If medical advice is needed, have the product container or the label handy. Wash hands thoroughly after handling. Do not swallow. Dispose of content/container according to national regulation. Use biocides safely and sustainably. It is illegal to use this product for uses or in a manner other than prescribed in this document. Do not apply soap application after spraying MEDUSA. For more information: For information, you can contact CS Interpharm General Trading Co LLC, +971 4 559 6268. Disinfection Performance: This product starts killing microorganism (Bacteria, Yeast, Fungi and Virus) in 5 minutes which last more than ten days. Bacteria: Test Method Test DurationTest Organism EN 1276: Bactericidal activity for food, industrial, domestic and institutional areas 5 Minutes Staphylococcus aureus ATCC 6538 EN 1276: Bactericidal activity for food, industrial, domestic and institutional areas 5 Minutes Escherichia coli ATCC 10536 EN 1276: Bactericidal activity for food, industrial, domestic and institutional areas 5 Minutes Pseudomonas aeruginosa ATCC 15442 EN 1276: Bactericidal activity for food, industrial, domestic and institutional areas 5 Minutes Enterococcus hirae ATCC 10541 Fungi: Test Method Test DurationTest Organism EN 1650: Yeasticidal activity for food, industrial, domestic and institutional areas 5 Minutes Candida albicans

CSinterpharm

Virus: (Proven Virucidal efficacy against SARS COV 2 Like virus even after 10 days of application)

Test Method	Test Duration	Test Organism
EN 14476: (Limited Virucidal, all enveloped viruses such as Coronavirus, HIV, Herpes virus, Hepatitis virus).	5 Minutes	Phi 6, surrogate SARS-CoV-2

Storage:

Temperature Conditions: Store the containers in a cool, dry place with a storage temperature not exceeding +30°C (86°F). Keep away from the direct heat.

Shelf Life of strip: When stored correctly, MEDUSA test strips remain effective until the expiry date marked on the package.

Keep MEDUSA test strips shielded from direct sunlight and moisture to preserve their integrity.

Method of Use:

Product usage: The product is an alcohol-based ready-to-use multipurpose spray for surface disinfection. The spray is intended for use by professionals in commercial areas (offices, retail, airports, bus stations, supermarkets, etc.), food service and industrial areas (manufacturing and transport/maintenance) as well as home and other hospitality venues. Instruction of use: Turn the nozzle to the ON position. Keeping the bottle upright, spray from 20–25 cm away. Leave for up to five minutes, wipe clean. For professional use you must wear gloves. For surfaces that come in contact with food: use only on hard non-porous surfaces and rinse thoroughly with water.


20 cm

Test Method to check working efficiency of MEDUSA even after days of application.

Step 1: Activation of test strips by dipping strip into water and shake off excess water from the test strip.

Step 2: Apply this strip to the MEDUSA treated area and wait for few minutes.

Step 3: Observe the colour change on the strip to check the presence of MEDUSA.


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CS INTERPHARM GENERAL TRADING CO. L.L.C.
www.csinterpharm.ae
Bay Square, B2, Office No. 809, Business Bay, P.O. Box 9354, Dubai, UAE
Tel. No. +971 4 559 6268, Fax No. +971 4 513 6018
سي اس انترفارم للتجارة العامة ذ.م.م
الخليج التجاري، مربع الخليج، بناية رقم 2، مكتب رقم 809، دبي، الإمارات العربية المتحدة
هاتف: 045596268 فاكس: 045136018

MEDUSA **Medusa Alcohol-Based**
Safety Data Sheet
according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878
Issue date: 7/25/2024 Version: 1.0

SECTION 1: Identification of the substance/mixture and of the company/undertaking

1.1. Product identifier

Product form	: Mixture
Name	: Medusa Alcohol-Based
Product code	: MED03B101
Type of product	: Biocidal products (e.g. Disinfectants, pest control)

1.2. Relevant identified uses of the substance or mixture and uses advised against

Relevant identified uses

Intended for general public

Main use category	: Consumer use,Professional use,Industrial use
Use of the substance/mixture	: Bactericide Disinfectant

1.3. Details of the supplier of the safety data sheet

Supplier
CS INTERPHARM GENERAL TRADING CO., LLC
Bay Square, BB2, Office no. 809-816
Buisness Bay
Dubai
United Arab Emirates
T +971 4 559 6268
info@csinterpharm.ae, www.csinterpharm.ae

1.4. Emergency telephone number

Emergency number : +971528611930 (Office Hours)

Country/Area	Organisation/Company	Address	Emergency number	Comment
United Kingdom	National Poisons Information Service (Birmingham Centre) City Hospital	Dudley Road B18 7QH	0344 892 0111	

SECTION 2: Hazards identification

2.1. Classification of the substance or mixture

Classification according to Regulation (EC) No. 1272/2008 [CLP]

Flammable liquids, Category 3	H226
Serious eye damage/eye irritation, Category 2	H319
Specific target organ toxicity — Single exposure, Category 3, Narcosis	H336
Hazardous to the aquatic environment — Chronic Hazard, Category 3	H412

Full text of H and EUH statements: see section 16

Adverse physicochemical, human health and environmental effects

Flammable liquid and vapour. May cause drowsiness or dizziness. Causes serious eye irritation. Harmful to aquatic life with long lasting effects.

7/25/2024 (Issue date) GB - en 1/13

Medusa Alcohol-Based
Safety Data Sheet
according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878

2.2. Label elements

Labelling according to Regulation (EC) No. 1272/2008 [CLP]

Hazard pictograms (CLP) :


GHS02


GHS07

Signal word (CLP) : Warning

Contains : propan-2-ol; isopropyl alcohol; isopropanol

Hazard statements (CLP) : H226 - Flammable liquid and vapour.
H319 - Causes serious eye irritation.
H336 - May cause drowsiness or dizziness.
H412 - Harmful to aquatic life with long lasting effects.

Precautionary statements (CLP) : P102 - Keep out of reach of children.
P210 - Keep away from heat, hot surfaces, sparks, open flames and other ignition sources. No smoking.
P261 - Avoid breathing fume, vapours.
P280 - Wear protective clothing, eye protection, face protection.
P303+P361+P353 - IF ON SKIN (or hair): Take off immediately all contaminated clothing. Rinse skin with water .
P304+P340 - IF INHALED: Remove person to fresh air and keep comfortable for breathing.
P305+P351+P338 - IF IN EYES: Rinse cautiously with water for several minutes. Remove contact lenses, if present and easy to do. Continue rinsing.
P501 - Dispose of contents/container to hazardous or special waste collection point, in accordance with local, regional, national and/or international regulation.

2.3. Other hazards

Contains no PBT/vPvB substances ≥ 0.1% assessed in accordance with REACH Annex XIII

The mixture does not contain substance(s) included in the list established in accordance with Article 59(1) of REACH for having endocrine disrupting properties, or is not identified as having endocrine disrupting properties in accordance with the criteria set out in Commission Delegated Regulation (EU) 2017/2100 or Commission Regulation (EU) 2018/605

SECTION 3: Composition/information on ingredients

3.2. Mixtures

Name	Product identifier	Conc. (% w/w)	Classification according to Regulation (EC) No. 1272/2008 [CLP]
propan-2-ol; isopropyl alcohol; isopropanol	CAS-No.: 67-63-0 EC-No.: 200-661-7 EC Index-No.: 603-117-00-0 REACH-no: 01-2119457558-25	30 – 50	Flam. Liq. 2, H225 Eye Irrit. 2, H319 STOT SE 3, H336
BENZALKONIUM CHLORIDE	CAS-No.: 68424-85-1 EC-No.: 270-325-2 REACH-no: 01-2119965180-41	< 1	Acute Tox. 4 (Oral), H302 Skin Corr. 1B, H314 Eye Dam. 1, H318 Aquatic Acute 1, H400 (M=10) Aquatic Chronic 1, H410
didecyldimethylammonium chloride	CAS-No.: 7173-51-5 EC-No.: 230-525-2 EC Index-No.: 612-131-00-6 REACH-no: 01-2119945987-15	< 1	Acute Tox. 4 (Oral), H302 Acute Tox. 4 (Dermal), H312 Skin Corr. 1B, H314 Aquatic Acute 1, H400 (M=10) Aquatic Chronic 2, H411

7/25/2024 (Issue date) GB - en 2/13

7/25/2024 (Issue date) GB - en3/13 Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Name Product identifier Conc. (% w/w) Classification according to Regulation (EC) No. 1272/2008 [CLP] Methanamine, N-Methyl-, polymer with 2- (chloromethyl)oxirane, Poly(dimethylimino)-2-hydroxy- 1,3-propanoldiylchloride CAS-No.: 25988-97-0 < 1 Acute Tox. 4 (Oral), H302 Aquatic Acute 1, H400 (M=10) Aquatic Chronic 1, H410 Full text of H and EUH statements: see section 16 First-aid measures general : If you feel unwell, seek medical advice. First-aid measures after inhalation : Remove person to fresh air and keep comfortable for breathing. First-aid measures after skin contact : Rinse skin with water/shower. Take off immediately all contaminated clothing. First-aid measures after eye contact : Rinse cautiously with water for several minutes. Remove contact lenses, if present and easy to do. Continue rinsing. If eye irritation persists: Get medical advice/attention. First-aid measures after ingestion : Get medical advice/attention if you feel unwell. 4.2. Most important symptoms and effects, both acute and delayed Symptoms/effects : May cause drowsiness or dizziness. Symptoms/effects after inhalation : May cause shortness of breath, tightness of the chest, a sore throat and cough. Symptoms/effects after skin contact : None under normal conditions. Symptoms/effects after eye contact : Eye irritation. Symptoms/effects after ingestion : None under normal conditions. 4.3. Indication of any immediate medical attention and special treatment needed Treat symptomatically. Suitable extinguishing media : Water spray. Dry powder. Foam. Carbon dioxide. Unsuitable extinguishing media : Do not use a heavy water stream. 5.2. Special hazards arising from the substance or mixture Fire hazard : Flammable liquid and vapour. Explosion hazard : No direct explosion hazard. Hazardous decomposition products in case of fire : Toxic fumes may be released. 5.3. Advice for firefighters Firefighting instructions : Fight fire from safe distance and protected location. Do not enter fire area without proper protective equipment, including respiratory protection. Protection during firefighting : Do not attempt to take action without suitable protective equipment. Self-contained breathing apparatus. Complete protective clothing. General measures : Stop leak if safe to do so. Notify authorities if product enters sewers or public waters. Absorb spillage to prevent material damage. For non-emergency personnel Protective equipment : Wear recommended personal protective equipment. SECTION 4: First aid measures 4.1. Description of first aid measures SECTION 5: Firefighting measures 5.1. Extinguishing media SECTION 6: Accidental release measures 6.1. Personal precautions, protective equipment and emergency procedures

7/25/2024 (Issue date) GB - en4/13 Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Emergency procedures : Ventilate spillage area. No open flames, no sparks, and no smoking. Avoid breathing fume, vapours. Avoid contact with skin and eyes. For emergency responders Protective equipment : Do not attempt to take action without suitable protective equipment. For further information refer to section 8: "Exposure controls/personal protection". Emergency procedures : Evacuate unnecessary personnel. Stop leak if safe to do so. 6.2. Environmental precautions Avoid release to the environment. 6.3. Methods and material for containment and cleaning up For containment : Absorb spilled material with sand or earth. Contain any spills with dikes or absorbents to prevent migration and entry into sewers or streams. Stop leak without risks if possible. Methods for cleaning up : Take up liquid spill into absorbent material. Notify authorities if product enters sewers or public waters. Other information : Dispose of materials or solid residues at an authorized site. 6.4. Reference to other sections For further information refer to section 13. Additional hazards when processed : Not expected to present a significant hazard under anticipated conditions of normal use. Precautions for safe handling : Keep away from heat, hot surfaces, sparks, open flames and other ignition sources. No smoking. Ground/bond container and receiving equipment. Use only non-sparking tools. Take precautionary measures against static discharge. Flammable vapours may accumulate in the container. Use explosion-proof equipment. Wear personal protective equipment. Use only outdoors or in a well-ventilated area. Avoid breathing fume, spray. Avoid contact with skin and eyes. Hygiene measures : Do not eat, drink or smoke when using this product. Always wash hands after handling the product. 7.2. Conditions for safe storage, including any incompatibilities Technical measures : Ground/bond container and receiving equipment. Storage conditions : Store in a well-ventilated place. Keep cool. Keep container tightly closed. Store locked up. Storage area : Store away from heat. Special rules on packaging : Keep only in original container. Packaging materials : Store always product in container of same material as original container. 7.3. Specific end use(s) No additional information available National occupational exposure and biological limit values propan-2-ol; isopropyl alcohol; isopropanol (67-63-0) United Kingdom - Occupational Exposure Limits Local name Propan-2-ol WEL TWA (OEL TWA) 999 mg/m³ 400 ppm SECTION 7: Handling and storage 7.1. Precautions for safe handling SECTION 8: Exposure controls/personal protection 8.1. Control parameters

7/25/2024 (Issue date) GB - en5/13 Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 propan-2-ol; isopropyl alcohol; isopropanol (67-63-0) WEL STEL (OEL STEL) 1250 mg/m³ 500 ppm Regulatory reference EH40/2005 (Fourth edition, 2020). HSE 8.2. Exposure controls Appropriate engineering controls Appropriate engineering controls: Ensure good ventilation of the work station. Personal protection equipment Personal protective equipment: Wear recommended personal protective equipment. Personal protective equipment symbol(s): Eye and face protection Eye protection: Safety glasses Skin protection Skin and body protection: Wear suitable protective clothing Hand protection: Protective gloves Respiratory protection Respiratory protection: In case of insufficient ventilation, wear suitable respiratory equipment Environmental exposure controls Environmental exposure controls: Avoid release to the environment. SECTION 9: Physical and chemical properties 9.1. Information on basic physical and chemical properties Physical state : Liquid Colour : Colourless. Odour : Alcoholic. Odour threshold : Not available Melting point : Not applicable Freezing point : < 0 °C Boiling point : Not available Flammability : Flammable liquid and vapour. Lower explosion limit : Not available Upper explosion limit : Not available Flash point : 25 °C Auto-ignition temperature : Not available Decomposition temperature : Not available pH : 5.5 ? 7.5 PH solution concentration : 100 % Viscosity, kinematic : Not available Solubility : Soluble in water.

7/25/2024 (Issue date) GB - en6/13 Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Partition coefficient n-octanol/water (Log Kow) : Not available Vapour pressure : Not available Vapour pressure at 50 °C : Not available Density : Not available Relative density : 0.9 ? 1 Relative vapour density at 20 °C : Not available Particle characteristics : Not applicable 9.2. Other information No additional information available Flammable liquid and vapour. 10.2. Chemical stability Stable under normal conditions. 10.3. Possibility of hazardous reactions No dangerous reactions known under normal conditions of use. 10.4. Conditions to avoid Avoid contact with hot surfaces. Heat. No flames, no sparks. Eliminate all sources of ignition. 10.5. Incompatible materials Oxidizing agent. Strong acids. 10.6. Hazardous decomposition products Under normal conditions of storage and use, hazardous decomposition products should not be produced. Acute toxicity (oral) : Not classified Acute toxicity (dermal) : Not classified Acute toxicity (inhalation) : Not classified propan-2-ol; isopropyl alcohol; isopropanol (67-63-0) LD50 oral rat 5840 mg/kg bodyweight Animal: rat, Guideline: OECD Guideline 401 (Acute Oral Toxicity) didecyldimethylammonium chloride (7173-51-5) LD50 oral rat 329 mg/kg bodyweight Animal: rat, Guideline: OECD Guideline 401 (Acute Oral Toxicity) LD50 dermal rat > 1000 mg/kg bodyweight Animal: rat, Guideline: OECD Guideline 402 (Acute Dermal Toxicity), Guideline: EU Method B.3 (Acute Toxicity (Dermal)) Methanamine, N-Methyl-, polymer with 2-(chloromethyl)oxirane, Poly(dimethylimino)-2-hydroxy-1,3-propanoldiylchloride (25988-97-0) LD50 oral rat 1672 mg/kg OECD 401 LD50 dermal rat > 2000 mg/kg OECD 402 Skin corrosion/irritation : Not classified pH: 5.5 ? 7.5 Serious eye damage/irritation : Causes serious eye irritation. pH: 5.5 ? 7.5 SECTION 10: Stability and reactivity 10.1. Reactivity SECTION 11: Toxicological information 11.1. Information on hazard classes as defined in Regulation (EC) No 1272/2008

7/25/2024 (Issue date) GB - en7/13 Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Respiratory or skin sensitisation : Not classified Germ cell mutagenicity : Not classified Carcinogenicity : Not classified Reproductive toxicity : Not classified STOT-single exposure : May cause drowsiness or dizziness. propan-2-ol; isopropyl alcohol; isopropanol (67-63-0) STOT-single exposure May cause drowsiness or dizziness. STOT-repeated exposure : Not classified Aspiration hazard : Not classified didecyldimethylammonium chloride (7173-51-5) Viscosity, kinematic 24.5 mm²/s Temp.: '20°C' Parameter: 'kinematic viscosity (in mm²/s)' 11.2. Information on other hazards No additional information available SECTION 12: Ecological information 12.1. Toxicity Ecology - general : Harmful to aquatic life with long lasting effects. Hazardous to the aquatic environment, short-term (acute) Hazardous to the aquatic environment, long-term (chronic) : Not classified : Harmful to aquatic life with long lasting effects. propan-2-ol; isopropyl alcohol; isopropanol (67-63-0) LC50 - Fish [1] 10000 mg/l Test organisms (species): Pimephales promelas LC50 - Fish [2] 9640 mg/l Test organisms (species): Pimephales promelas BENZALKONIUM CHLORIDE (68424-85-1) LC50 - Fish [1] 0.85 mg/l Rainbow trout EC50 - Crustacea [1] 0.016 mg/l EC50 72h - Algae [1] 0.02 mg/l Selenastrum capricornutum didecyldimethylammonium chloride (7173-51-5) LC50 - Fish [1] 0.19 mg/l Pimephales promelas (fathead minnow) EC50 - Crustacea [1] 0.062 mg/l Daphnia magna (Water flea) EC50 96h - Algae [1] 0.026 mg/l Pseudokirchneriella subcapitata (green algae) LOEC (chronic) 0.047 mg/l Test organisms (species): Daphnia magna Duration: '21 d' NOEC (chronic) 0.021 mg/l Test organisms (species): Daphnia magna Duration: '21 d' NOEC chronic fish 0.032 mg/l Danio rerio (zebra fish) NOEC chronic crustacea 0.014 mg/l Daphnia magna (Water flea) Methanamine, N-Methyl-, polymer with 2-(chloromethyl)oxirane, Poly(dimethylimino)-2-hydroxy-1,3-propanoldiylchloride (25988-97-0) LC50 - Fish [1] 0.077 mg/l oncornhynchus mykiss (rainbow trout) OECD 203 EC50 - Crustacea [1] 0.08 mg/l daphina magna (big water flea)OECD 202 ErC50 algae 0.13 mg/l scenedesmus subspicatus OECD 201 NOEC chronic fish 0.024 mg/l oncornhynchus mykiss (rainbow trout)

7/25/2024 (Issue date) GB - en8/13 Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Methanamine, N-Methyl-, polymer with 2-(chloromethyl)oxirane, Poly(dimethylimino)-2-hydroxy-1,3-propanoldiylchloride (25988-97-0) NOEC chronic crustacea 0.026 mg/l daphina magna (big water flea) 12.2. Persistence and degradability Medusa Alcohol-Based Persistence and degradability Not rapidly degradable propan-2-ol; isopropyl alcohol; isopropanol (67-63-0) Persistence and degradability Not rapidly degradable BENZALKONIUM CHLORIDE (68424-85-1) Persistence and degradability Not rapidly degradable didecyldimethylammonium chloride (7173-51-5) Persistence and degradability Not rapidly degradable Methanamine, N-Methyl-, polymer with 2-(chloromethyl)oxirane, Poly(dimethylimino)-2-hydroxy-1,3-propanoldiylchloride (25988-97-0) Persistence and degradability Not rapidly degradable Biodegradation > 80% 12.3. Bioaccumulative potential Methanamine, N-Methyl-, polymer with 2-(chloromethyl)oxirane, Poly(dimethylimino)-2-hydroxy-1,3-propanoldiylchloride (25988-97-0) Partition coefficient n-octanol/water (Log Pow) < 1 12.4. Mobility in soil No additional information available 12.5. Results of PBT and vPvB assessment No additional information available 12.6. Endocrine disrupting properties No additional information available 12.7. Other adverse effects No additional information available SECTION 13: Disposal considerations 13.1. Waste treatment methods Regional legislation (waste) : Disposal must be done according to official regulations. Waste treatment methods : Dispose of contents/container in accordance with licensed collector's sorting instructions. Sewage disposal recommendations : Disposal must be done according to official regulations. Product/Packaging disposal recommendations : Disposal must be done according to official regulations. Additional information : Flammable vapours may accumulate in the container. Do not re-use empty containers.

Medusa Alcohol-Based

Safety Data Sheet

according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878

HP Code	: HP3 - "Flammable:" — flammable liquid waste: liquid waste having a flash point below 60 °C or waste gas oil, diesel and light heating oils having a flash point > 55 °C and ≤ 75 °C; — flammable pyrophoric liquid and solid waste: solid or liquid waste which, even in small quantities, is liable to ignite within five minutes after coming into contact with air; — flammable solid waste: solid waste which is readily combustible or may cause or contribute to fire through friction; — flammable gaseous waste: gaseous waste which is flammable in air at 20 °C and a standard pressure of 101.3 kPa; — water reactive waste: waste which, in contact with water, emits flammable gases in dangerous quantities; — other flammable waste: flammable aerosols, flammable self-heating waste, flammable organic peroxides and flammable self-reactive waste. HP4 - "Irritant — skin irritation and eye damage:" waste which on application can cause skin irritation or damage to the eye. HP14 - "Ecotoxic:" waste which presents or may present immediate or delayed risks for one or more sectors of the environment

SECTION 14: Transport information

In accordance with ADR / IMDG / IATA / ADN / RID

ADR	IMDG	IATA	ADN	RID
14.1. UN number or ID number				
UN 1993	UN 1993	UN 1993	UN 1993	UN 1993
14.2. UN proper shipping name				
FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol)	FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol)	Flammable liquid, n.o.s. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol)	FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol)	FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol)
Transport document description				
UN 1993 FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol), 3, III, (D/E)	UN 1993 FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol), 3, III	UN 1993 Flammable liquid, n.o.s. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol), 3, III	UN 1993 FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol), 3, III	UN 1993 FLAMMABLE LIQUID, N.O.S. (CONTAINS : propan-2-ol; isopropyl alcohol; isopropanol), 3, III
14.3. Transport hazard class(es)				
3	3	3	3	3
				
14.4. Packing group				
III	III	III	III	III
14.5. Environmental hazards				
Dangerous for the environment: No	Dangerous for the environment: No Marine pollutant: No EmS-No. (Fire): F-E EmS-No. (Spillage): S-E	Dangerous for the environment: No	Dangerous for the environment: No	Dangerous for the environment: No
No supplementary information available				

7/25/2024 (Issue date) GB - en 9/13

7/25/2024 (Issue date) GB - en10/13Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 14.6. Special precautions for user Overland transport Classification code (ADR) : F1 Special provisions (ADR) : 274, 601 Limited quantities (ADR) : 5l Excepted quantities (ADR) : E1 Packing instructions (ADR) : P001, IBC03, LP01, R001 Mixed packing provisions (ADR) : MP19 Portable tank and bulk container instructions (ADR) : T4 Portable tank and bulk container special provisions (ADR) : TP1, TP29 Tank code (ADR) : LGBF Vehicle for tank carriage : FL Transport category (ADR) : 3 Special provisions for carriage - Packages (ADR) : V12 Special provisions for carriage - Operation (ADR) : S2 Hazard identification number (Kemler No.) : 30 Orange plates : Tunnel restriction code (ADR) : D/E EAC code : ?3YE Transport by sea Special provisions (IMDG) : 223, 274, 955 Limited quantities (IMDG) : 5 L Excepted quantities (IMDG) : E1 Packing instructions (IMDG) : LP01, P001 IBC packing instructions (IMDG) : IBC03 Tank instructions (IMDG) : T4 Tank special provisions (IMDG) : TP1, TP29 Stowage category (IMDG) : A Air transport PCA Excepted quantities (IATA) : E1 PCA Limited quantities (IATA) : Y344 PCA limited quantity max net quantity (IATA) : 10L PCA packing instructions (IATA) : 355 PCA max net quantity (IATA) : 60L CAO packing instructions (IATA) : 366 CAO max net quantity (IATA) : 220L Special provisions (IATA) : A3 ERG code (IATA) : 3L Inland waterway transport Classification code (ADN) : F1 Special provisions (ADN) : 274, 601 Limited quantities (ADN) : 5 L Excepted quantities (ADN) : E1 Carriage permitted (ADN) : T Equipment required (ADN) : PP, EX, A Ventilation (ADN) : VE01 Number of blue cones/lights (ADN) : 0 Rail transport Classification code (RID) : F1 Special provisions (RID) : 274, 601 Limited quantities (RID) : 5L Excepted quantities (RID) : E1 Packing instructions (RID) : P001, IBC03, LP01, R001

7/25/2024 (Issue date) GB - en11/13Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Mixed packing provisions (RID) : MP19 Portable tank and bulk container instructions (RID) : T4 Portable tank and bulk container special provisions (RID) : TP1, TP29 Tank codes for RID tanks (RID) : LGBF Transport category (RID) : 3 Special provisions for carriage ? Packages (RID) : W12 Colis express (express parcels) (RID) : CE4 Hazard identification number (RID) : 30 14.7. Maritime transport in bulk according to IMO instruments Not applicable SECTION 15: Regulatory information 15.1. Safety, health and environmental regulations/legislation specific for the substance or mixture EU-Regulations REACH Annex XVII (Restriction List) Contains no REACH substances with Annex XVII restrictions REACH Annex XIV (Authorisation List) Contains no REACH Annex XIV substances REACH Candidate List (SVHC) Contains no substance on the REACH candidate list PIC Regulation (Prior Informed Consent) Substances subject to Regulation (EU) No 649/2012 of the European Parliament and of the Council of 4 july 2012 concerning the export and import of hazardous chemicals: Didecyldimethylammonium chloride (7173-51-5) POP Regulation (Persistent Organic Pollutants) Contains no substance subject to Regulation (EU) No 2019/1021 of the European Parliament and of the Council of 20 June 2019 on persistent organic pollutants Ozone Regulation (1005/2009) Contains no substance subject to REGULATION (EU) No 1005/2009 OF THE EUROPEAN PARLIAMENT AND OF THE COUNCIL of 16 September 2009 on substances that deplete the ozone layer. Dual-Use Regulation (428/2009) Contains no substance subject to the COUNCIL REGULATION (EC) No 428/2009 of 5 May 2009 setting up a Community regime for the control of exports, transfer, brokering and transit of dual-use items. Explosives Precursors Regulation (2019/1148) Contains no substance subject to Regulation (EU) 2019/1148 of the European Parliament and of the Council of 20 June 2019 on the marketing and use of explosives precursors. Drug Precursors Regulation (273/2004) Contains no substance subject to Regulation (EC) 273/2004 of the European Parliament and of the Council of 11 February 2004 on the manufacture and the placing on market of certain substances used in the illicit manufacture of narcotic drugs and psychotropic substances. 15.2. Chemical safety assessment No chemical safety assessment has been carried out SECTION 16: Other information Abbreviations and acronyms: ADN European Agreement concerning the International Carriage of Dangerous Goods by Inland Waterways ADR European Agreement concerning the International Carriage of Dangerous Goods by Road

7/25/2024 (Issue date) GB - en12/13Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Abbreviations and acronyms: ATE Acute Toxicity Estimate BCF Bioconcentration factor BLV Biological limit value BOD Biochemical oxygen demand (BOD) COD Chemical oxygen demand (COD) DMEL Derived Minimal Effect level DNEL Derived-No Effect Level EC-No. European Community number EC50 Median effective concentration EN European Standard IARC International Agency for Research on Cancer IATA International Air Transport Association IMDG International Maritime Dangerous Goods LC50 Median lethal concentration LD50 Median lethal dose LOAEL Lowest Observed Adverse Effect Level NOAEC No-Observed Adverse Effect Concentration NOAEL No-Observed Adverse Effect Level NOEC No-Observed Effect Concentration OECD Organisation for Economic Co-operation and Development OEL Occupational Exposure Limit PBT Persistent Bioaccumulative Toxic PNEC Predicted No-Effect Concentration RID Regulations concerning the International Carriage of Dangerous Goods by Rail SDS Safety Data Sheet STP Sewage treatment plant ThOD Theoretical oxygen demand (ThOD) TLM Median Tolerance Limit VOC Volatile Organic Compounds CAS-No. Chemical Abstract Service number N.O.S. Not Otherwise Specified vPvB Very Persistent and Very Bioaccumulative ED Endocrine disruptor Full text of H- and EUH-statements: Acute Tox. 4 (Dermal) Acute toxicity (dermal), Category 4 Acute Tox. 4 (Oral) Acute toxicity (oral), Category 4 Aquatic Acute 1 Hazardous to the aquatic environment ? Acute Hazard, Category 1 Aquatic Chronic 1 Hazardous to the aquatic environment ? Chronic Hazard, Category 1

7/25/2024 (Issue date) GB - en13/13Medusa Alcohol-Based Safety Data Sheet according to the REACH Regulation (EC) 1907/2006 amended by Regulation (EU) 2020/878 Full text of H- and EUH-statements: Aquatic Chronic 2 Hazardous to the aquatic environment ? Chronic Hazard, Category 2 Eye Dam. 1 Serious eye damage/eye irritation, Category 1 Eye Irrit. 2 Serious eye damage/eye irritation, Category 2 Flam. Liq. 2 Flammable liquids, Category 2 H225 Highly flammable liquid and vapour. H226 Flammable liquid and vapour. H302 Harmful if swallowed. H312 Harmful in contact with skin. H314 Causes severe skin burns and eye damage. H318 Causes serious eye damage. H319 Causes serious eye irritation. H336 May cause drowsiness or dizziness. H400 Very toxic to aquatic life. H410 Very toxic to aquatic life with long lasting effects. H411 Toxic to aquatic life with long lasting effects. H412 Harmful to aquatic life with long lasting effects. Skin Corr. 1B Skin corrosion/irritation, Category 1, Sub-Category 1B STOT SE 3 Specific target organ toxicity ? Single exposure, Category 3, Narcosis Safety Data Sheet (SDS), EU This information is based on our current knowledge and is intended to describe the product for the purposes of health, safety and environmental requirements only. It should not therefore be construed as guaranteeing any specific property of the product.

GOVERNMENT OF DUBAI
بلدية دبي
DUBAI MUNICIPALITY

Public Health & Safety Department

Consumer Products Safety Section

Consumer Products Registration Certificate

Biocides

Reference Number:	CPRE-2023-026266	: >
Registration Status:	Approved	:
Registration Date:	18/05/2023	:
Category:	Disinfectant Sanitizers	:
Brand Name:	MEDUSA	:
Company Name:	HEXAMET GENERAL TRADING L.L.C	:>..!
Country of Origin:	United Kingdom	:L..! J..4

Product Details
Product Name
MEDUSA - Surface Disinfectant

Important Notes

- Registration Certificate is valid for 5 years from date of issue & any alteration or deletion in any way will invalid it. 5
- Registration Certificate is granted upon company's request and the above listed product is freely distributed in the local market & Dubai Municipality will not be responsible for any consequences of variations in the product.
- Registration Certificate is issued upon the currently enforced regulations and subjected for modification according to the requirements of concerned department.
- All the imported & marketed products will be subjected to inspection and conformity with the currently enforced regulations
- This certificate has been electronically generated and approved by Dubai Municipality and does not need signature or Stamp.

Consumer Products Safty Section

Our Vision: Creating an excellent city that provides the essence of success and comfort of sustainable living.

+97142246666: u.lS , +97142215555: □ , 67 .

P.O Box: 67 DUBAI, UAE, Tel.: +971 4 221 5555, Fax.: +971 4 224 6666
E-mail: info@dm.gov.ae Website: www.dm.gov.ae

. Our Vision: Creating an excellent city that provides the essence of success and comfort of sustainable living. +97142246666: u.iS , +97142215555: ? , 67 . P.O.Box: 67 DUBAI, UAE, Tel.: +971 4 221 5555, Fax.: +971 4 224 6666E-mail: info@dm.gov.ae Website: www.dm.gov.ae Variants Information MEDUSA - Surface Disinfectant International Barcode: 5065014477007 Scent / Flavor: NONE Product Color / Shade: NONE Size / Weight / Volume: 500 mL

Produktdatenblatt Datenblatt: Meldung eines Biozid-Produktes nach ChemBiozidMeldeV Unter Zugrundelegung der von Ihnen gemachten Angaben wurde Ihnen eine mit "N" beginnende Registriernummer zugewiesen. Alle in dem Biozid-Produkt "MEDUSA Alcohol- based " enthaltenen Wirkstoffe sind für die gewählte/n Produktart/en in Anhang II der Delegierten Verordnung (EU) Nr. 1062/2014 gelistet. Ohne vorherige Zulassung darf dieses Biozid-Produkt gemäß § 28 Absatz 8 des Chemikaliengesetzes, sofern die weiteren Voraussetzungen ebenfalls erfüllt sind, bis zur Entscheidung der Genehmigung des/ der Wirkstoff/e auf dem Markt bereitgestellt werden, längstens jedoch bis zum 31. Dezember 2024. GEMELDETES BIOZID-PRODUKT 2 Wirksto?e (Anhang II) Wirkstoffname Propan-2-ol CAS-Nr.67-63-0 Handelsname (Trad e name) MEDUSA Alcohol-based RegistriernummerN- 114740 Meldedatum24.09.20 4 Letztes Bestätigung sdatum 24.09.2024 Bestätigung der zu- geschriebenen Wirk ung Im Rahmen der Meldung wurde die zugeschriebene Wirkung desBiozid-Produkts bestätigt. Bitte beachten Sie, dass weder Wirksamkeit noch Unbedenklichkeit von Biozid-Produkten unter den Übergangsregelungen behördlich geprüft sind. Hinweis Das Biozidprodukt kann für die Dauer des Genehmigungsverfa hrens des Wirkstoffs bzw. des letzten zu genehmigenden Wirks toffs ohne Zulassung auf dem Markt bereitgestellt werden. Aktiv

EC-Nr.	200-661-7
PT	2
Produktart	Desinfektionsmittel und Algenbekämpfungsmittel, die nicht für eine direkte Anwendung bei Menschen und Tieren bestimmt sind
Wirkstoffart	Normal
Wirkstoffkonzentration:	33.12
Einheit der Wirkstoffkonzentration:	%
Artikel95-Quellen	• Propan-2-ol - Shell Chemicals Europe B.V.
Hinweis	
Phase-out Datum	
Aktiv	✓

Wirkstoffname	**Polymer aus N-Methylmethanamin (Einecs 204-697-4) mit (Chlormethyl)oxiran (Einecs 203-439-8)/Polymeres quaternäres Ammoniumchlorid (PQ Polymer)**
CAS-Nr.	25988-97-0
EC-Nr.	
PT	2
Produktart	Desinfektionsmittel und Algenbekämpfungsmittel, die nicht für eine direkte Anwendung bei Menschen und Tieren bestimmt sind
Wirkstoffart	Normal
Wirkstoffkonzentration:	0.5
Einheit der Wirkstoffkonzentration:	%
Artikel95-Quellen	• Polymer of N-Methylmethanamine (EINECS 204-697-4 with (chloromethyl)oxirane (EINECS 203-439-8) / Polymeric quaternary ammonium chloride (PQ Polymer) - Innovative Water Care Europe SAS
Hinweis	
Phase-out Datum	
Aktiv	✓

Wirkstoffname	**Didecyldimethylammoniumchlorid (DDAC)**
CAS-Nr.7173-51-5	
EC-Nr.230-525-2	
PT2	
Produktart	Desinfektionsmittel und Algenbekämpfungsmittel, die nicht für eine direkte Anwendung bei Menschen und Tieren bestimmt sind
WirkstoffartNormal	
Wirkstoffkonzentration:	0.5
Einheit der Wirkstoffkonzentration:	%
Artikel95-Quellen	• Didecyldimethylammonium chloride (DDAC) - THOR ESPECIALIDADES, S.A.
Hinweis	
Phase-out Datum	
Aktiv	✓

Wirkstoffname	**Alkyl(C12-16)dimethylbenzylammoniumchlorid (ADBAC/BKC (C12-16))**
CAS-Nr.68424-85-1	
EC-Nr.270-325-2	
PT2	
Produktart	Desinfektionsmittel und Algenbekämpfungsmittel, die nicht für eine direkte Anwendung bei Menschen und Tieren bestimmt sind
WirkstoffartNormal	
Wirkstoffkonzentration:	0.5
Einheit der Wirkstoffkonzentration:	%
Artikel95-Quellen	• Alkyl (C12-16) dimethylbenzyl ammonium chloride (ADBAC/BKC (C12-16)) - Thor GmbH (Acting for Thor Specialities (UK) Ltd)
Hinweis

Phase-out Datum	
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ANGABEN ZUM INVERKEHRBRINGER/HERSTELLER/IMPORTEUR

Firmenname	**CS Diagnostics Pharma GmbH**
Anschrift	83052 Bruckmühl, Müller-zu-Bruck-Str. 12
Land	Deutschland
Bundesland	Bayern
E-Mail Adresse	heidi.becker@the-force.org
Ansprechpartner	Herr Thomas Migotsch
Telefon	+49 8062 728 0880
Telefax	
Hinweis	

Änderungshistorie

Datum	Änderung
25.09.2024 10:08:14	Produktname: Der Name wurde von Medusa MP 001-ALC in MEDUSA Alcohol-based geändert.